UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
____________________________

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Xos, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED APRIL 10, 2023
                            , 2023
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Xos, Inc., which will be held virtually via webcast at www.virtualshareholdermeeting.com/XOS2023 on Wednesday, May 31, 2023, at 11:00 a.m. Pacific Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission rules, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of Annual Meeting of Stockholders and the 2022 Annual Report to Stockholders on Form 10-K are available at www.proxyvote.com and may also be accessed through our website at www.xostrucks.com under the “Financial Information” section of the “Investors” tab. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Your vote is important. Please cast your vote as soon as possible over the internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Annual Meeting via remote communication and to vote your shares at the Annual Meeting.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to the Annual Meeting on May 31, 2023.
Sincerely,
Dakota Semler
Chair of our Board of Directors and Chief Executive Officer

_____________________________
XOS, INC.
3550 Tyburn Street
Los Angeles, CA 90065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Xos, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 31, 2023 at 11:00 a.m. Pacific Time via webcast at www.virtualshareholdermeeting.com/XOS2023. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:
1.to elect the three Class II nominees for director named herein;
2.to ratify the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;
3.to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock;
4.to approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of March 23, 2022, pursuant to the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”);
5.to approve the issuance of 20% or more of the Company’s issued and outstanding common stock as of August 9, 2022, pursuant to the Convertible Debentures (as defined herein) with Yorkville;
6.to approve the issuance of 20% or more of the Company’s issued and outstanding common stock to Aljomaih Automotive Co. (“Aljomaih”); and
7.to conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 3, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2023.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

By Order of our Board of Directors
Christen Romero
General Counsel and Secretary
Los Angeles, California
                        , 2023

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

XOS, INC.
3550 Tyburn Street
Los Angeles, CA 90065
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
May 31, 2023
ANNUAL MEETING AGENDA

Proposal Number	Proposals	Page	Voting Standard	Board Recommendation
1	Election of three Class II Directors	8	Plurality of the votes of the shares present in person, by remote communication or represented by proxy duly authorized at the Annual Meeting and entitled to vote in the election of directors.	For each director nominee

2	Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023	19	Affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting.	For

3	Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock	22	Affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote thereon.	For

4	Approval of the issuance of 20% or more of the Company’s issued and outstanding common stock as of March 23, 2022, pursuant to the SEPA with Yorkville	30	Affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting.	For

5	Approval of the issuance of 20% or more of the Company’s issued and outstanding common stock as of August 9, 2022, pursuant to the Convertible Debentures with Yorkville	33	Affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting.	For

6	Approval of the issuance of 20% or more of the Company’s issued and outstanding common stock to Aljomaih	36	Affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting.	For

TABLE OF CONTENTS
(continued)

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board”) of Xos, Inc. is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. As used in this Proxy Statement, references to “we,” “us,” “our,” “Xos” and the “Company” refer to Xos, Inc. and its subsidiaries. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
We intend to mail the Notice on or about , 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
How do I attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 3, 2023, referred to as the “record date,” or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/XOS2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins and allow reasonable time for the check-in procedures. Online check-in will start approximately 15 minutes before the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time on May 31, 2023.
Why a Virtual-Only meeting format?
Conducting the Annual Meeting virtually allows for remote participation and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. Stockholder rights are not affected. We may consider a change in our virtual-only meeting practice in the future, but we feel a virtual-only meeting is the right choice for Xos and its stockholders at this time.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/XOS2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
For the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 21, 2023 and until the Annual Meeting, stockholders should email investors@xostrucks.com.

Where can we get technical assistance?
If you have difficulty accessing the Annual Meeting, please call the phone number which will appear on the login screen where technicians will be available to help you.
If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we may adjourn the Annual Meeting to a later date.
For the Annual Meeting, how do we ask questions of management and our Board?
We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/XOS2023.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 3, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 169,829,056 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 3, 2023 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 3, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/XOS2023. However, since a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.
What am I voting on?
There are six matters scheduled for a vote:
•Election of three Class II directors (Proposal 1);
•Ratification of selection by the Audit Committee of our Board (the “Audit Committee”) of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023 (Proposal 2);
•Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock (Proposal 3);
•Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of March 23, 2022, pursuant to the SEPA with Yorkville (Proposal 4);
•Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of August 9, 2022, pursuant to the Convertible Debentures with Yorkville (Proposal 5); and
•Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock to Aljomaih (Proposal 6).

What if another matter is properly brought before the Annual Meeting?
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to our Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, 4, 5 and 6, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/XOS2023. You will need to enter the 16-digit Control Number found on your Notice or in the email sending you the Proxy Statement.
•To vote prior to the Annual Meeting (until 8:59 p.m. Pacific Time on May 30, 2023), you may vote via the Internet at; by telephone; or by completing and returning your proxy card, as described below.
•To vote using the proxy card, simply complete, sign and date the proxy card that may have been delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 8:59 p.m., Pacific Time on May 30, 2023 to be counted.
•To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 8:59 p.m. Pacific Time on May 30, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form containing voting instructions from that organization rather than from Xos. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Beneficial owner of shares held in street name should generally be able to vote by returning a voting instruction form, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner of shares held in street name, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 3, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•“For” the election of each of the three nominees for Class II directors;
•“For” the ratification of the selection by the Audit Committee of Grant Thornton as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;
•“For” an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock;
•“For” the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of March 23, 2022, pursuant to the SEPA with Yorkville;
•“For” the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of August 9, 2022, pursuant to the Convertible Debentures with Yorkville; and
•“For” the issuance of 20% or more of the Company’s issued and outstanding Common Stock to Aljomaih.
If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with NYSE are subject to NYSE rules and, accordingly, NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on Nasdaq. In this regard NYSE has advised us that Proposals 1, 4, 5 and 6 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposals 2 and 3 are considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 3.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Xos’ General Counsel at 3550 Tyburn Street, Los Angeles, CA 90065. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), to be considered for inclusion in our proxy materials for the 2024 Annual Meeting must be in writing and received at our principal executive offices no later than , 2023.
In addition, any stockholder who wishes to propose a nominee to our Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 5(b)(ii) of our bylaws, which are on file with the SEC and may be obtained from our General Counsel upon request. These notice provisions require that nominations of persons for election to our Board and the proposal of business to be considered by the stockholders for the 2024 Annual Meeting must be received no earlier than February 1, 2024 and no later than March 2, 2024. However, if our 2024 Annual Meeting of Stockholders is not held between May 1, 2024 and June 30, 2024, then the notice must be received not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting, and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Xos’ nominees must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and (b) with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. An abstention will be counted towards the vote total for Proposals 2, 3, 4, 5 and 6 and will have the same effect as an “Against” vote. Broker non-votes on Proposals 1, 4, 5 and 6 will have no effect and will not be counted towards the vote total for any of those proposals.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the "non-routine" matters are counted as “broker non-votes.” NYSE has advised us that Proposals 1, 4, 5 and 6 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with these proposals. NYSE has advised us that Proposals 2 and 3 are considered to be “routine” matters under

NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2 and 3.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1	Election of Directors	Nominees receiving the most “For” votes (plurality); withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	“For” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)

3	Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock	“For” votes from the holders of a majority of all outstanding shares of our Common Stock entitled to vote on the matter.	Against	Not applicable(1)

4	Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of March 23, 2022, pursuant to the SEPA with Yorkville	“For” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the matter.	Against	No effect

5	Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock as of August 9, 2022, pursuant to the Convertible Debentures with Yorkville	“For” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the matter.	Against	No effect

6	Approval of the issuance of 20% or more of the Company’s issued and outstanding Common Stock to Aljomaih	“For” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the matter.	Against	No effect
(1)     This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 169,829,056 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 84,914,528 shares must be present via remote communication or represented by proxy at the Annual Meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.
Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using the same control number.

PROPOSAL 1
ELECTION OF DIRECTORS
Classified Board
Our Board is divided into three classes, designated as Class I, Class II and Class III, respectively. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled by a majority of the directors then in office, even though less than a quorum of our Board, or by a sole remaining director. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has eight members. There are three Class II directors whose term of office expires in 2023. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders, other than Ms. Jackson who was appointed as a director by our Board in December 2021. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting, either in person or by remote communication. All eight of the Company’s then-serving directors attended the 2022 Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting
Alice K. Jackson, 44. Ms. Jackson has served as a member of our Board since December 2021. Ms. Jackson has served as the SVP, System Strategy and Chief Planning Officer at Xcel Energy Inc. (Nasdaq: XEL), a major U.S. electricity and natural gas company, since June 2022. From May 2018 to June 2022, she served as President of Xcel Energy - Colorado. From September 2016 to May 2018, she served as Associate Vice President of Strategic Revenue Initiatives at Xcel Energy Inc. Ms. Jackson is Chair of the Board of Directors of the Smart Electric Power Alliance, and sits on the boards of the Denver Museum of Nature and Science, Mile High United Way, Colorado Concern, and the American Red Cross CO/WY Chapter. Ms. Jackson received a B.S. in Management Information Systems from Texas A&M University and completed the Harvard Business School Program for Leadership Development.
Ms. Jackson is qualified to serve on our Board due to her energy infrastructure expertise and public company management experience.
George N. Mattson, 57. Mr. Mattson has served as a member of our Board since August 2021, prior to which Mr. Mattson served as a director of our predecessor company, NextGen Acquisition Corporation (“NextGen”), since October 2020. Mr. Mattson also serves as President of Star Mountain Capital, an asset management firm. Mr. Mattson was the co-founder and co-Chairman of NextGen and NextGen Acquisition Corp. II, both special purpose acquisition companies, prior to their mergers in 2021 with Xos, Inc. and Virgin Orbit Holdings, respectively. Mattson served as a Partner and Co-Head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from November 2002 through August 2012. Mr. Mattson joined Goldman Sachs in 1994 and served in a variety of positions before becoming Partner and Co- Head of the Global Industrials Group. Mr. Mattson also serves as a director of Delta Air Lines, Inc. (NYSE: DAL), Virgin Galactic Holdings, Inc. (NYSE: SPCE), and Virgin Orbit Holdings, Inc. (Nasdaq: VORB). Mr. Mattson served as a director of Air France-KLM S.A. (PAR: AF) from 2017 until February 2021 and NextGen Acquisition Corp II from January 2021 to December 2021. Mr. Mattson holds a B.S. degree in Electrical Engineering from Duke University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Mr. Mattson is qualified to serve on our Board due to his substantial strategic, financial and transactional experience and deep expertise in the industrial sector, and his experience serving as a director for various public and private companies.

Giordano Sordoni, 31. Mr. Sordoni has served as our Chief Operating Officer and a member of our Board since August 2021. Mr. Sordoni is a Co-Founder of Xos and served as Chief Operating Officer and a director of Legacy Xos (as defined below) from September 2016 to August 2021. Prior to Xos, Mr. Sordoni served as Co-Founder at Calibur Inc., a startup consulting business, advising early-stage businesses, from August 2015 to August 2016. Mr. Sordoni was Director of Marketing at Malibu Family Wines, a wine production company, from July 2014 to June 2016. Mr. Sordoni holds a B.A. in International Business and Marketing from George Washington University.
Mr. Sordoni is qualified to serve on our Board due to his experience serving as Xos’ Co-Founder and Chief Operating Officer, as well as overseeing operations of multiple fleets ranging from Class 2 to Class 6 medium-duty shuttle and delivery vehicles.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual Meeting
Anousheh Ansari, 56. Ms. Ansari has served as a member of our Board since December 2021. Ms. Ansari has served as director of Jabil Inc. (Nasdaq: JBL), a leading provider of worldwide manufacturing services and solutions, since January 2016. Ms. Ansari has also served on the board of Sceye Inc. since 2016. Sceye is building a platform for a leading new generation of high-altitude platform stations, or HAPS. In 2018, Ms. Ansari was appointed Chief Executive Officer of X PRIZE Foundation, Inc., a 501(c)(3) nonprofit that designs and implements competition models to solve world challenges. From 2006 to 2018, Ms. Ansari served as the Chief Executive Officer and the Chair of Prodea Systems, Inc., a privately held company that she co-founded, which provides services and applications for in-home smart devices, networked appliances, and mobile lifestyle devices. Prior to Prodea, she co-founded Telecom Technologies, Inc., a company developing software for intelligent systems for the telecommunications market. Ms. Ansari was the first female private space explorer. Ms. Ansari holds a B.S. in Electronics and Computer Engineering from George Mason University and a Master’s Degree in Electrical Engineering from George Washington University. She also holds honorary Doctorate degrees from George Mason University and Utah Valley University.
Ms. Ansari is qualified to serve on our Board due to her public company board experience and extensive experience in building successful, innovative technology companies.
Stuart Bernstein, 59. Mr. Bernstein has served as a member of our Board since October 2022. Mr. Bernstein is the Founder and Managing Member of Sustainable Capital LLC, a sustainable investment firm. Prior to that, he was a long-time partner at Goldman Sachs, where during his 25-year career he founded and managed the Clean Technology and Renewables Group within the investment banking division, working with many of the firm’s corporate and investor clients focused on sustainability. He also ran the Venture Capital Coverage effort, was co-head of Equity Capital Markets (ECM) and Global Head of the Technology Capital Markets Team where he advised on capital markets strategies and transactions with hundreds of late-stage private and early-stage public growth companies. Mr. Bernstein is also Senior Advisor to G2VP, a sustainable venture and growth investment firm; Story3 Capital Partners, a consumer, commerce, and content private equity firm; and Kimpact, a national affordable housing fund with a focus on environmental and social impact. Previously, Mr. Bernstein served as an advisor to NextGen and NextGen Acquisition Corp II, two special purpose acquisition companies. Mr. Bernstein earned his MBA from the Harvard Business School and his M.P.A from the Harvard Kennedy School.
Mr. Bernstein is qualified to serve on our Board due to his strong strategic investment and transactional experience and deep understanding of clean technology and renewable energy.

Dakota Semler, 31. Mr. Semler has served as our Chief Executive Officer and the Chair of our Board since August 2021. Mr. Semler is a Co-Founder of Xos and served as Chief Executive Officer and a director of Legacy Xos from September 2016 to August 2021. Prior to Xos, Mr. Semler served as Chief Executive Officer of Malibu Management Services, a hospitality operator and Bucket List Experiences, a tour operator company from 2014 to 2016. Mr. Semler was also an independent contractor for TSG Group, a real estate holding company, from 2014 to 2016. Mr. Semler attended California State University and George Washington University.
Mr. Semler is qualified to serve on our Board due to his experience serving as Xos’ Co-Founder and Chief Executive Officer, as well as managing fleet operations for multiple fleets ranging from Class 2 light-duty vehicles to Class 8 short-haul vehicles.
Directors Continuing in Office Until the 2025 Annual Meeting
Burt R. Jordan, 56. Mr. Jordan has served as a member of our Board since August 2021. Mr. Jordan has also served as the President and a director of Atlantic Coastal Acquisition Corp. (Nasdaq: ACAH) since December 2020, as the President and a director of Atlantic Coastal Acquisition Corp. II (Nasdaq: ACAB) since December 2020 and as a director of ABC Technologies Inc. (TSX: ABCT) since November 2021. Previously, Mr. Jordan served as an executive at Ford Motor Company (NYSE: F) from 1999 until 2020, where he most recently served as Vice President of Global Purchasing Operations and Supply Chain Sustainability. In this role, Mr. Jordan drove strategy transformation, growth and efficiencies through program delivery, purchasing strategy and supply chain sustainability. In June 2020, Mr. Jordan was named the 2020 Chief Procurement Officer of the Year by the National Minority Supplier Development Council. Mr. Jordan holds a B.B.A. in Business Administration from Alma College.
Mr. Jordan is qualified to serve on our Board due to his extensive management, supply chain and global leadership experience.
Ed Rapp, 66. Mr. Rapp has served as a member of our Board since August 2021. Prior to his retirement in 2016, Mr. Rapp was a Caterpillar Inc. (NYSE: CAT) Group President. During his time in the Caterpillar Executive Office, Mr. Rapp led Resource Industries and Construction Industries and served as the company’s Chief Financial Officer. Mr. Rapp also serves as a director of AbbVie, Inc. (NYSE: ABBV) and previously served as a director of FM Global. Mr. Rapp holds a BSBA in Finance from University of Missouri - Columbia.
Mr. Rapp is qualified to serve on our Board due to his strong public company board experience, public company CFO experience, and a deep understanding of running a large industrial business.
Board Membership Criteria
Our Board considers director nominee recommendations from the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”). Director candidates should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, our Board also considers factors such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly-held company; and (vi) having a diverse personal background, perspective, and experience. Our Board reviews candidates for director nomination in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, our Board considers various factors, including, but not limited to, those factors listed in more detail in the section titled “Board Diversity” below.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of the Nasdaq Stock Market (“Nasdaq”), which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee would then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The function of the professional search firm would be to identify potential candidates, including those with diverse attributes as further discussed in the section titled “Board Diversity” below, facilitate meetings with the candidates, conduct diligence regarding the candidate and confirm such candidate’s background. After identifying the potential candidates, the Nominating and Corporate Governance Committee, or the third-party search firm, if used, would then conduct any appropriate and necessary inquiries into the backgrounds and qualifications of such possible candidates after considering the function and needs of our Board.

The Nominating and Corporate Governance Committee would then meet to discuss and consider the candidates’ qualifications and then select a nominee for recommendation to our Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3550 Tyburn Street, Los Angeles, CA 90065, Attention: General Counsel, in accordance with the timeline outlined in the section entitled “When are stockholder proposals due for next year’s annual meeting?” under the heading “Questions and Answers About These Proxy Materials and Voting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of April 3, 2023)
Total Number of Directors	#
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	2	6	0
Part II: Demographic Background
African American or Black	0	1	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Middle Eastern	1	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	1	5	0
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with the Company’s counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Ansari, Mr. Bernstein, Ms. Jackson, Mr. Jordan, Mr. Mattson, and Mr. Rapp. In making this determination, our Board considered the current and prior relationships that director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each director and the transactions described in the section titled “Certain Related Person Transactions” and found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
Our Board is currently chaired by the Chief Executive Officer of the Company, Mr. Semler. Our Board has also appointed Mr. Mattson as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Chair helps to ensure that our Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chair is better positioned to act as a bridge between management and our Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chair.
Our Board appointed Mr. Mattson as the lead independent director to help reinforce the independence of our Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chair: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to our Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between our Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of our Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and our Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because our Board’s lead independent director is empowered to play a significant role in our Board’s leadership and in reinforcing the independence of our Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chair.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee of our Board (the “Compensation Committee”) assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Meetings of the Board of Directors
Our Board met six times during fiscal year 2022. Each member of our Board attended 75% or more of the aggregate number of meetings of our Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable Nasdaq listing standards, in fiscal year 2022, the Company’s independent directors met six times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
Our Board has established three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership as of April 3, 2023 and meeting information for fiscal 2022 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

George N. Mattson	X	X*	X

Anousheh Ansari		X	X

Stuart Bernstein(1)	X	X

Alice K. Jackson	X*		X

Burt Jordan		X	X

Ed Rapp	X*	X

Total meetings in fiscal 2022	8	6	4
* Committee Chairperson
_________________
(1) Mr. Bernstein was appointed to our Board and associated committees in October 2022.
Our Board adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. We will comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
The Audit Committee consists of Ed Rapp, Stuart Bernstein, Alice K. Jackson and George Mattson. Our Board determined that each of the members of the Audit Committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, our Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Mr. Rapp serves as the chair of the Audit Committee. Our Board determined that Mr. Rapp qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board considered Mr. Rapp’s formal education and previous experience in financial roles. Both our independent auditors and management periodically meet privately with the Audit Committee.

The Audit Committee met eight times during fiscal year 2022 and is actively involved in the review and oversight of the Company’s financials, the development of the Company’s internal controls and accounting functions, among the committee’s other responsibilities.
The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented; and
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
Our Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.xostrucks.com.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Ed Rapp (chair)
Stuart Bernstein
Alice K. Jackson
George N. Mattson
____________
*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee consists of George Mattson, Anousheh Ansari, Stuart Bernstein, Burt Jordan, and Ed Rapp. Mr. Mattson serves as the chair of the Compensation Committee. Our Board has determined that each of the members of the Compensation Committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq.
The Compensation Committee met six time during fiscal year 2022 and is actively involved in the Company’s reviewing and defining the Company’s approach to compensation, including overall and executive compensation.
The functions of the committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by our Board;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with our Board.

The composition and function of the Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.xostrucks.com/.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets on a regular schedule several times per year. The agenda for each meeting is usually developed in coordination with the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the General Counsel and, as applicable, outside compensation consultants. Various members of management and other employees as well as outside advisors or consultants are often invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the full Board. The Compensation Committee determines any adjustments to his compensation as well as awards to be granted based on the performance evaluation conducted by our Board. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives and directors in various hypothetical scenarios, executive and director stock ownership information.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Meridian LLP (“Meridian”) as its independent outside compensation consultant. During fiscal year 2022, Meridian provided services to our Board, including market-based analysis of executive compensation arrangements for our management team.
Neither Meridian nor any of its affiliates maintain any other direct or indirect business relationships with the Company or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Meridian raised any conflict of interest for services performed during 2022 and determined that it did not.
During 2022, Meridian’s services were limited to advising on executive and director compensation, employee equity plans, and other broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Compensation Committee Interlocks and Insider Participation
During 2022, the Compensation Committee consisted of George Mattson (chair), Stuart Bernstein, Alice K. Jackson and Ed Rapp. None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of our Board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Alice K. Jackson, Anousheh Ansari, Burt Jordan and George Mattson. Ms. Jackson serves as the chair of the Nominating and Corporate Governance Committee. Our Board has

determined that each of the members of the Nominating and Corporate Governance Committee satisfy the independence requirements of Nasdaq.
The functions of this committee include, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of our Board and individual directors and determining whether continued service on our Board is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board;
•evaluating the current size, composition and organization of our Board and its committees and making recommendations to our Board for approvals;
•developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends; and
•reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.
The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Our Nominating and Corporate Governance Committee met four times during fiscal year 2022 and is actively involved in the Company’s governance and operations.
Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://investors.xostrucks.com/.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers the criteria set forth above under “Board Membership Criteria.”
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of our Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. In fiscal 2021, the Nominating and Corporate Governance Committee paid a fee to Spencer Stuart to assist in the process of identifying or evaluating director candidates.
At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by our Board.

Communications With the Board of Directors
Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel at our offices at 3550 Tyburn Street, Los Angeles, California 90065. All communications will be compiled by the General Counsel of the Company and submitted to our Board or the individual directors on a periodic basis, as appropriate.
Code of Conduct for Employees, Executive Officers and Directors
Our Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investors.xostrucks.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
In August 2021, our Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that our Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of our Board, may be viewed on our website at https://investors.xostrucks.com/.
Hedging Policy
As part of our insider trading policy, all of our directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities. We do allow pledging our securities as collateral for a loan with prior approval by the Company.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Grant Thornton has audited the Company’s financial statements since May 2022. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. However, the Audit Committee of our Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Grant Thornton.
Pre-Approval Policies and Procedures.
The charter of the Audit Committee provides that the Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements.
Change in Independent Registered Accounting Firm.
As previously disclosed, on August 20, 2021, the Audit Committee of our Board approved the engagement of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021, subject to execution of the engagement letter. Withum served as the independent registered public accounting firm of Legacy Xos prior to the business combination (the “Business Combination”) between NextGen and Xos, Inc. (prior to the consummation of the Business Combination, “Legacy Xos” and now known as Xos Fleet, Inc.). Accordingly, Marcum LLP (“Marcum”), NextGen’s independent registered public accounting firm prior to the Business Combination, was informed on August 20, 2021, the closing date of the Business Combination (the “Closing Date”), that it would be dismissed and replaced by Withum as the Company’s independent registered public accounting firm.
Marcum’s report on NextGen’s financial statements as of December 31, 2020, and for the period from July 29, 2020 (inception) through December 31, 2020, and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company's ability to continue as a going concern.
During the period from July 29, 2020 (inception) through December 31, 2020, and the subsequent period through August 20, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for the control deficiency disclosed as a material weakness in NextGen’s Annual Report on Form 10-K/A.
The Company has provided Marcum with a copy of the disclosures made by us and received from Marcum a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. The letter from Marcum was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2021.

On May 24, 2022, we dismissed Withum as our independent registered public accounting firm and appointed Grant Thornton as our independent registered public accounting firm. The Audit Committee participated in and approved the decision to change our independent registered public accounting firm.
Withum’s report of independent registered public accounting firm, dated March 30, 2022, on the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), the preferred stock and stockholders’ equity (deficit), and cash flows for each of the years then ended, and the related consolidated notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2021 and 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company previously provided Withum with a copy of the foregoing disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2022.
Principal Accountant Fees and Services
As described above, Withum was appointed as our independent registered accounting firm in August 2021, upon the dismissal of Marcum. Withum had audited the financial statements of Legacy Xos since 2020. The fees of Withum for part of the fiscal year ended December 31, 2021 presented below are not representative of the fees billed by Withum for the Company as a public company in the fiscal year ended December 31, 2022 but are presented solely to provide our stockholders with a basis to understand our historical relationship with Withum.
The following tables summarize the aggregate fees billed by Grant Thornton, Withum, and Marcum to us (including Legacy Xos in the case of Withum) for services performed for the Company for the fiscal year ended December 31, 2022 and 2021, respectively (in thousands):
Grant Thornton LLP

	December 31, 2022	December 31, 2021
Audit Fees (1)	$472	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$472	$—
(1) Audit Fees include actual fees for the audit of our annual consolidated financial statements and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q.

WithumSmith+Brown, PC

	December 31, 2022	December 31, 2021
Audit Fees (1)	$44	$269
Audit-Related Fees (2)	89	83
Tax Fees (3)	20	—
All Other Fees	—	—
Total	$153	$352
(1) Audit Fees include actual fees for the audit of our annual consolidated financial statements and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q.
(2) Audit-Related Fees for 2021 consist of fees for the reviews of our registration statements and for providing related consents.
(3) Tax Fees include fees relating to the preparation of our 2021 tax returns.
Marcum LLP

	December 31, 2022	December 31, 2021
Audit Fees (1)	$—	$25
Audit-Related Fees	$—	$44
Tax Fees	—	—
All Other Fees (2)	$—	$52
Total	$—	$121
(1) Audit Fees include actual fees for the audit of our annual consolidated financial statements (including the restatement of the Company’s 2020 financials) and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q.
(2) The “All Other Fees” related to due diligence work that Marcum performed for NextGen in relation to the Business Combination (as defined below).
All fees incurred subsequent to the closing of the Business Combination were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
REVERSE STOCK SPLIT PROPOSAL
Our Board has approved, and is recommending that our stockholders approve, a series of alternate amendments to our Certificate of Incorporation to effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of Common Stock, at a ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), inclusive. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Stock Split Certificate of Amendment, is attached hereto as Appendix A. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of our Certificate of Incorporation. If the Reverse Stock Split Certificate of Amendment is filed with the Secretary of State of the State of Delaware, the Reverse Stock Split Certificate of Amendment will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock by the ratio to be determined by our Board, but will not increase the par value of the Common Stock and will not change the number of authorized shares of Common Stock. If our Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, our Board will seek stockholder approval before implementing any Reverse Stock Split after that time.
We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-ten (1:10) and one-for-thirty (1:30), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects our Board’s then-current assessment of the factors described below under “—Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If our Board decides to implement a Reverse Stock Split, we will file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by our Board and set forth in the Reverse Stock Split Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
You should keep in mind that the implementation of a Reverse Stock Split does not have an effect on the intrinsic value of our business or your proportional ownership in it. You should also consider that in many cases, the market price of a company’s common stock may decline following a reverse stock split.
Reasons for Reverse Stock Split
To maintain our listing on The Nasdaq Global Market. The Common Stock is listed on The Nasdaq Global Market under the symbol “XOS.” The Reverse Stock Split is intended to reduce the risk that the Common Stock could be delisted from The Nasdaq Global Market by potentially increasing our stock price. To continue our listing on The Nasdaq Global Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. As previously disclosed on December 28, 2022, we were notified by The Nasdaq Stock Market LLC that we do not comply with the $1.00 minimum bid price requirement as the Common Stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on June 26, 2023, within which to regain compliance. To regain compliance, the Common Stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more. If we do not regain compliance by June 26, 2023, we may be eligible for an additional 180 calendar-day compliance period if we elect to transfer to The Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period. Our failure to regain compliance during this period could result in delisting.
Our Board has considered the potential harm to us and our stockholders should Nasdaq delist the Common Stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of the Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
Our Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of the Common

Stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of the Common Stock.
To potentially improve the marketability and liquidity of the Common Stock. Our Board believes that the expected increased market price per share of the Common Stock as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock.
•Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, a Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this Proposal 3, our Board may consider, among other things, various factors, such as:
•the historical trading price and trading volume of the Common Stock;
•the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short- and long-term;
•the continued listing requirements for the Common Stock on The Nasdaq Stock Market;
•which Reverse Stock Split ratio would result in the least administrative cost to us; and
•prevailing general market and economic conditions.
The failure of our stockholders to approve this Proposal 3 could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Stock Market because shares of Common Stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists the Common Stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.
Our Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the Reverse Stock Split Certificate of Amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.
Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. Our Board expects that the Reverse Stock Split will increase the market price of the Common Stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of the Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of the Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of the Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.
The proposed Reverse Stock Split may decrease the liquidity of the Common Stock and result in higher transaction costs. The liquidity of the Common Stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of the Common Stock described above.
The effective increase in the authorized number of shares of Common Stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of Common Stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of Common Stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, our Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by our Board, give certain holders the right to acquire additional shares of Common Stock at a low price. Our Board also could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Principal Effects of Reverse Stock Split
After the effective date of any Reverse Stock Split that our Board elects to implement, each stockholder will own a reduced number of shares of Common Stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of the Common Stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•each ten to thirty shares of Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by our Board), will be combined into one new share of Common Stock;
•no fractional shares of Common Stock will be issued in connection with any Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•based upon the Reverse Stock Split ratio selected by our Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by our Board.
The following table sets forth the number of shares of Common Stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios (without giving effect to the treatment of fractional shares), based on the 169,829,056 shares of Common Stock outstanding as of April 3, 2023.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	169,829,056
1:10	16,982,906
1:11	15,439,005
1:12	14,152,421
1:13	13,063,774
1:14	12,130,647
1:15	11,321,937
1:16	10,614,316
1:17	9,989,944
1:18	9,434,948
1:19	8,938,371
1:20	8,491,453
1:21	8,087,098
1:22	7,719,503
1:23	7,383,872
1:24	7,076,211
1:25	6,793,162
1:26	6,531,887
1:27	6,289,965
1:28	6,065,323
1:29	5,856,174
1:30	5,660,969

If a stockholder owns 10,000 shares of Common Stock prior to the Reverse Stock Split, the following table sets forth the number of shares of Common Stock that same stockholder would own after the Reverse Stock Split:

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	10,000
1:10	1,000
1:11	909
1:12	833
1:13	769
1:14	714
1:15	666
1:16	625
1:17	588
1:18	555
1:19	526
1:20	500
1:21	476
1:22	454
1:23	434
1:24	416
1:25	400
1:26	384
1:27	370
1:28	357
1:29	344
1:30	333
After the effective date of any Reverse Stock Split that our Board elects to implement, the Common Stock would have a new committee on uniform securities identification procedures (“CUSIP number”), a number used to identify the Common Stock.
The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. The Common Stock would continue to be listed on The Nasdaq Global Market under the symbol “XOS” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Effective Date
The proposed Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Stock Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date and time as is chosen by our Board and set forth in the Reverse Stock Split Certificate of Amendment, which date we refer to in this Proposal 3 as the Reverse Stock Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Stock Split Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 3.
Cash Payment In Lieu of Fractional Shares
No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Stock Market on the date the Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware. After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of April 3, 2023, there were 60 stockholders of record of the Common Stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 3, if our Board elects to implement the proposed Reverse Stock Split, stockholders of record owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of Common Stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by our Board was 1:10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.
Record and Beneficial Stockholders
If this Proposal 3 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding the Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split, including with respect to making cash payments for fractional shares, than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal 3 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of Common Stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Reverse Stock Split Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share Common Stock net income or loss and net book value would be increased because there would be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split and we will not independently provide the stockholders with any such right if any Reverse Stock Split is implemented.
Certain Material Federal Income Tax Consequences to U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired Common Stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.
In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, or (e) tax consequences to holders of options, warrants or similar rights to acquire Common Stock. No ruling from the Internal Revenue Service, or the IRS, or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock that is any of the following:
•an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes; an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding Common Stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of Common Stock surrendered, and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period of the shares of Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder who receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.
Information Reporting and Backup Withholding
Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of Common Stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
SEPA SHARE ISSUANCE PROPOSAL
We are seeking approval of the potential issuance of a number of shares of Common Stock to Yorkville in excess of the SEPA Exchange Cap (as defined below). As of April 3, 2023, we had issued 1,828,097 shares of Common Stock to Yorkville pursuant to the SEPA at prices ranging from $2.0855 to $2.9684 per share.
Background
On March 23, 2022, we entered into the SEPA with Yorkville. Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $125.0 million of shares of Common Stock at our request any time during the 36 months following the execution of the SEPA. At our option, the shares would be purchased at either (i) 97% of the average VWAP (as defined below) during the three consecutive trading days commencing on the notice date (an “Option 1 Advance”) or (ii) 95% of the closing VWAP during the first trading day commencing on notice date (an “Option 2 Advance”). We may also specify a certain minimum acceptable price per share in each sale that we request under the SEPA (an “Advance”). “VWAP” means, for any trading day, the daily volume weighted average price of the Common Stock for such date on the Nasdaq Global Market as reported by Bloomberg L.P. during regular trading hours.
Each Advance may be for a number of shares of Common Stock with an aggregate value of up to $20.0 million. Except as otherwise may be agreed by us and Yorkville, each Option 1 Advance and Option 2 Advance would be further limited to 150% or 50%, respectively, of the average trading volume during the three trading days preceding the Advance notice.
We may not issue shares of Common Stock to Yorkville pursuant to the SEPA to the extent that, as a result of previous issuances and sales of shares of Common Stock to Yorkville under the SEPA, it would result in Yorkville and its affiliates having beneficial ownership of more than 4.99% of the then outstanding shares of Common Stock. Moreover, under the applicable Nasdaq rules, Yorkville may not purchase more than 32,630,573 shares of Common Stock under the SEPA without obtaining stockholder approval, or 19.99% of the shares of Common Stock outstanding as of the date of the SEPA (the “SEPA Exchange Cap”). The SEPA Exchange Cap will not apply under certain circumstances, including if the average price of all applicable sales of Common Stock under the SEPA equals or exceeds a certain minimum price.
As consideration for Yorkville’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the SEPA, upon execution of the SEPA, we issued 18,582 shares of Common Stock to Yorkville (the “Commitment Fee Shares”).
Yorkville’s obligation to purchase shares of Common Stock pursuant to the SEPA is subject to a number of conditions, including that a registration statement be filed with the Securities and Exchange Commission (the “SEC”), registering the Commitment Fee Shares and the shares to be issued pursuant to an Advance under the Securities Act of 1933, as amended (the “Securities Act”), and that the Registration Statement is declared effective by the SEC.
In connection with the entry into the Securities Purchase Agreement (as defined below), we agreed not to effect an Advance under the SEPA without the advance mutual consent of us and Yorkville until the earliest of the date (i) all Convertible Debentures (as defined below) have been repaid or converted into Common Stock or (ii) Yorkville no longer has any right or ability to convert any portion of the Convertible Debentures into Common Stock.
Additional information concerning the SEPA is contained in our Current Report on Form 8-K filed with the SEC on March 28, 2022, which is incorporated by reference herein.
Reasons for Seeking Stockholder Approval
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the shares of Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). On March 23, 2022, the date of the execution of the SEPA, the closing price of the Common Stock was $3.27 and the average closing price of the Common Stock for the five trading days immediately preceding March 23, 2022 was $3.03.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock.
Until this Proposal 4 is approved by our stockholders, Yorkville may not purchase more than 32,630,573 shares of Common Stock pursuant to the SEPA, representing 19.99% of the outstanding shares of Common Stock immediately prior to March 23, 2022, the date of the execution of the SEPA. Stockholder approval of this Proposal 4 will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(d) and 5635(b).
Our Board has determined that the SEPA and our ability to issue the shares of Common Stock thereunder in excess of the SEPA Exchange Cap are in the best interests of the Company and its stockholders because the ability to sell shares of Common Stock to Yorkville provides us with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment.
We cannot predict the price of the Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued under the SEPA or whether the applicable price for any such shares will be greater than the Minimum Price under the applicable Nasdaq rules.
Therefore, we are seeking stockholder approval under this Proposal 4 to issue shares of Common Stock in excess of the SEPA Exchange Cap, if necessary, to Yorkville under the terms of the SEPA. The failure of our stockholders to approve this Proposal 4 will prevent us from selling, at less than the Minimum Price, shares of Common Stock to Yorkville in excess of the SEPA Exchange Cap. However, it would be possible to sell shares to Yorkville in excess of the SEPA Exchange Cap if the sale of shares covered by any Advance is equal to or greater than the Minimum Price for such Advance. As of the close of business on April 3, 2023, the price of the Common Stock was $0.57 per share.
Effect on Current Stockholders
Upon stockholder approval of this Proposal 4, the issuance of shares of Common Stock under the SEPA will not be subject to the SEPA Exchange Cap and such issuance of shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in the Common Stock. Because the number of shares of Common Stock that may be issued to Yorkville pursuant to the SEPA is determined based on the price of our Common Stock at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
For illustrative purposes only, the table below shows the maximum number of shares of common stock that would be issuable under the SEPA at various assumed effective sale prices per share. This example is based on the original SEPA commitment amount of $125.0 million and does not reflect the Reverse Stock Split.

Assumed Sale Price per Share	Maximum Shares of Common Stock Issuable Under the SEPA
$3.00	41,666,667
$2.75	45,454,546
$2.50	50,000,000
$2.25	55,555,556
$2.00	62,500,000
$1.75	71,428,572
$1.50	83,333,334
$1.25	100,000,000
$1.00	125,000,000
$0.75	166,666,667
$0.50	250,000,000

Consequences of Non-Approval
If this Proposal 4 is not approved by our stockholders at the Annual Meeting, it may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Our Board has determined that the SEPA, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties to the SEPA, and in accordance with the stockholder approval requirements of Nasdaq Listing Rules 5635(d) and 5635(b) is in the best interests of us and our stockholders because the flexibility to issue shares of Common Stock in excess of the SEPA Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5
CONVERTIBLE DEBENTURES SHARE ISSUANCE PROPOSAL
We are seeking approval of the potential issuance of a number of shares of Common Stock to Yorkville in excess of the Convertible Debentures Exchange Cap (as defined below). As of April 3, 2023, we had issued 2,087,116 shares of Common Stock to Yorkville and the outstanding aggregate principal amount of the Convertible Debentures was $24.0 million.
Background
On August 9, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Yorkville for the sale and issuance to Yorkville of convertible debentures, convertible into shares of Common Stock subject to certain conditions and limitations, in the principal amount of up to $35.0 million (the “Convertible Debentures”). On August 11, 2022, pursuant to the Securities Purchase Agreement, we sold and issued to Yorkville a Convertible Debenture in the principal amount of $20.0 million. On September 21, 2022, pursuant to the Securities Purchase Agreement, we sold and issued to Yorkville an additional Convertible Debenture in the principal amount of $15.0 million. Yorkville will use commercially reasonable efforts to convert $2.0 million during each 30-day period beginning on September 9, 2022, provided that certain conditions are satisfied as of each such period.
The Convertible Debentures bear interest at an annual rate of 6.0%, payable at maturity, and have a maturity date of November 11, 2023, which we may extend by an additional three months in certain instances. The interest rate will increase to an annual rate of (i) 10.0% upon the occurrence and during the continuance of an event of default, and (ii) 7.5% for so long as a “Registration Event” (as defined in the Convertible Debentures) remains in effect in accordance with the Registration Rights Agreement (described below). The Convertible Debentures provide a conversion right, in which any portion of the principal amount of the debt, together with any accrued but unpaid interest, may be converted into the Common Stock at a conversion price equal to the lower of (i) $2.4733 (the “Fixed Conversion Price”) or (ii) 97.0% of the lowest VWAP of the Common Stock during the three consecutive trading days immediately preceding the conversion (but not lower than a certain floor price, currently set at $0.59, that is subject to further adjustment in accordance with the terms of the Convertible Debentures). The Fixed Conversion Price is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.
The Convertible Debentures may not be converted into shares of Common Stock to the extent such conversion would result in Yorkville and its affiliates having beneficial ownership of more than 9.99% of the then outstanding shares of Common Stock; provided that this limitation may be waived by Yorkville upon not less than 65 days’ prior notice to us.
The Convertible Debentures provide us, subject to certain conditions, with a redemption right pursuant to which we, upon 10 business days’ prior notice to Yorkville, may redeem, in whole or in part, any of the outstanding principal and interest thereon at a redemption price equal to (i) the principal amount being redeemed, (ii) all accrued and unpaid interest under the applicable Convertible Debenture, and (iii) a redemption premium of 5% of the principal amount being redeemed.
The Convertible Debentures include a monthly prepayment provision that is triggered if (i) the daily VWAP of the Common Stock is less than the floor price, currently set at $0.59, for five consecutive trading days or (ii) we have issued pursuant to the Convertible Debentures in excess of 95% of the shares of Common Stock available under the Convertible Debentures Exchange Cap (as defined below) (the last such day of each such occurrence, a “triggering date”). The Convertible Debentures Exchange Cap is 33,199,327 shares of Common Stock, or 19.99% of the shares of Common Stock outstanding as of the date of the Securities Purchase Agreement, which is the aggregate number of shares of Common Stock that we may issue in a transaction in compliance with our obligations under the rules or regulations of the Nasdaq Stock Market (the “Convertible Debentures Exchange Cap”). If this provision is triggered, we are required to make monthly prepayments, beginning on the 10th calendar day after the triggering date, of $3.0 million of principal (provided that, subject to certain conditions, such amount shall instead be $4.0 million) plus (i) a 5% redemption premium and (ii) any accrued and unpaid interest, subject to certain conditions. The monthly prepayment requirement will cease if (i) we provide Yorkville a reset notice setting forth a reduced floor price, which shall be equal to no more than 85% of the closing price of the Common Stock on the trading day immediately prior to such reset notice and not less than $0.50 or (ii) the daily VWAP is greater than the floor price for three consecutive trading days. In the event the monthly prepayment provision was triggered by the issuance in excess of 95% of the shares of Common Stock available under the Convertible Debentures Exchange Cap, the monthly prepayment requirement will cease on the date we have obtained stockholder approval to increase the number of shares of Common Stock available under the Convertible Debentures Exchange Cap and/or the Convertible Debentures Exchange Cap no longer applies. The monthly prepayment requirement will cease upon the payment in full of all obligations under the Convertible Debentures.

We and Yorkville entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we are required to file a registration statement registering the resale by Yorkville of any shares of Common Stock issuable upon conversion of the Convertible Debentures. We filed the registration statement on September 8, 2022 and received notice of effectiveness on September 19, 2022.
Additional information concerning the Securities Purchase Agreement, Registration Rights Agreement and Convertible Debentures is contained in our Current Report on Form 8-K filed with the SEC on August 11, 2022, which is incorporated by reference herein.
Reasons for Seeking Stockholder Approval
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the shares of Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). On August 9, 2022, the date of the execution of the Securities Purchase Agreement, the closing price of the Common Stock was $1.93 and the average closing price of the Common Stock for the five trading days immediately preceding August 9, 2022 was $1.89.
Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock.
Until this Proposal 5 is approved by our stockholders, Yorkville may not convert its Convertible Debentures into more than 33,199,327 shares of Common Stock, representing 19.99% of the outstanding shares of Common Stock immediately prior to August 9, 2022, the date of the execution of the Securities Purchase Agreement. Stockholder approval of this Proposal 5 will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(d) and 5635(b).
Our Board has determined that the Securities Purchase Agreement and the Convertible Debentures and our ability to issue the shares of Common Stock thereunder in excess of the Convertible Debentures Exchange Cap are in the best interests of the Company and its stockholders because it will decrease the likelihood that the we will have to make monthly prepayments pursuant to the Convertible Debentures.
We cannot predict the price of the Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued under the Convertible Debentures.
Therefore, we are seeking stockholder approval under this Proposal 5 to issue shares of Common Stock in excess of the Convertible Debentures Exchange Cap, if necessary, to Yorkville under the terms of the Convertible Debentures. The failure of our stockholders to approve this Proposal 5 will prevent us from issuing shares of Common Stock to Yorkville in excess of the Convertible Debentures Exchange Cap, which may require us to make monthly prepayments as described above. As of the close of business on April 3, 2023, the price of the Common Stock was $0.57 per share.
Effect on Current Stockholders
Upon stockholder approval of this Proposal 5, the issuance of shares of Common Stock under the Convertible Debentures will not be subject to the Convertible Debentures Exchange Cap and such issuance of shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in the Common Stock. Because the number of shares of Common Stock that may be issued to Yorkville pursuant to the Convertible Debentures is determined based on the price of our Common Stock at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

For illustrative purposes only, the table below shows the number of shares of Common Stock that would be issuable upon conversion of Convertible Debentures if we issue securities at an effective price per share that is lower than $1.0542 per share, thereby resulting in the issuance of more than 33,199,327 shares of Common Stock. This example is based on the conversion of the original aggregate principal amount of $35.0 million and does not reflect the conversion of any accrued but unpaid interest or the Reverse Stock Split.

Assumed Conversion Price	Common Stock Issuable Upon Conversion of Convertible Debentures
$1.00	35,000,000
$0.75	46,666,667
$0.50	70,000,000
Consequences of Non-Approval
If this Proposal 5 is not approved by our stockholders at the Annual Meeting, we may be required to make monthly prepayments as described above, which may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Our Board has determined that the Securities Purchase Agreement and Convertible Debentures, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties thereto, and in accordance with the stockholder approval requirements of Nasdaq Listing Rules 5635(d) and 5635(b) is in the best interests of us and our stockholders because it will decrease the likelihood that we will have to make monthly prepayments pursuant to the Convertible Debentures.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

PROPOSAL 6
ALJOMAIH SHARE ISSUANCE PROPOSAL
We are seeking approval of the potential issuance of a number of shares of Common Stock to Aljomaih in excess of 19.99% of our outstanding shares of Common Stock upon the conversion of a convertible promissory note that we issued in a private placement in August 2022 at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note.
Background
On August 9, 2022, we entered into a note purchase agreement (the “Note Purchase Agreement”) with Aljomaih for the sale and issuance to Aljomaih of a convertible promissory note, convertible into shares of Common Stock, subject to certain conditions and limitations, in the principal amount of $20.0 million. On August 11, 2022, pursuant to the Note Purchase Agreement, we sold and issued to Aljomaih a convertible promissory note in the principal amount of $20.0 million (the “Original Note”). On September 28, 2022, we and Aljomaih agreed to amend and restate the Original Note (as amended and restated, the “Aljomaih Note”) to, among other things, adjust the calculation of the shares of Common Stock issuable as interest, as described further below.
The Aljomaih Note bears interest at a rate of 10.0% per annum, payable at maturity in validly issued, fully paid and non-assessable shares of Common Stock (“Interest Shares”), unless earlier converted or paid. If the 10-day VWAP (as defined in the Aljomaih Note) ending on the trading day immediately prior to the applicable payment date is greater than or equal to the Aljomaih Minimum Price (as defined below) or we have received the requisite approval from our stockholders to issue more than 19.99% of our outstanding shares of Common Stock at an issue price below the Aljomaih Minimum Price in payment of interest and settlement of conversions of the Aljomaih Note in accordance with Nasdaq Stock Market Rule 5635, the number of Interest Shares to be issued will be calculated based on the 10-day VWAP; otherwise, the number of Interest Shares to be issued will be based on the Aljomaih Minimum Price. The conversion price for the Aljomaih Note initially equals $2.3817 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock. We have the right, in our sole discretion and exercisable at our election by sending notice of such exercise to Aljomaih, to irrevocably fix the method of settlement that will apply to all conversions of Aljomaih Notes. Methods of settlement include (i) physical settlement in shares of Common Stock, (ii) cash settlement determined by multiplying the principal being converted by the 10-day VWAP ending on the trading day immediately prior to the conversion date and dividing by the conversion price, or (iii) a combination of shares of Common Stock and cash.
The Aljomaih Note may not be converted into shares of Common Stock and Interest Shares may not be issued to the extent (i) such conversion or issuance would result in the investor having beneficial ownership of more than 19.99% of the then outstanding shares of Common Stock or (ii) absent stockholder approval, the aggregate number of shares issued would exceed 33,199,327 shares of Common Stock (collectively, the “Aljomaih Issuance Cap”).
The Aljomaih Note also includes an optional prepayment feature that provides us, on or after August 11, 2024, or as otherwise agreed to between us and Aljomaih in writing, the right to prepay the outstanding principal and accrued and unpaid interest, upon written notice not less than five trading days prior to exercise of the option, in full or in part and without penalty.
As of April 3, 2023, the outstanding balance of the Aljomaih Note was $20.0 million in principal and we had not issued any shares of Common Stock to Aljomaih pursuant to the Aljomaih Note. If the full outstanding principal amount were converted into shares of Common Stock at $2.3817 per share, Aljomaih would receive 8,397,364 shares of Common Stock.
Absent approval of this Proposal 6, the total cumulative number of shares of Common Stock that can be issued to Aljomaih under the Aljomaih Note and the Note Purchase Agreement may not exceed the Aljomaih Issuance Cap. We have agreed to seek stockholder approval of the issuance of shares of Common Stock upon conversion of the Aljomaih Note in excess of the Aljomaih Issuance Cap at this Annual Meeting. If this Proposal 6 is not approved by our stockholders at the Annual Meeting, any remaining outstanding balance of the Aljomaih Note after reaching the Aljomaih Issuance Cap must be repaid in cash.
Additional information concerning the Note Purchase Agreement and the Aljomaih Note is contained in our Current Report on Form 8-K filed with the SEC on September 30, 2022, which is incorporated by reference herein.

Reasons for Seeking Stockholder Approval
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the shares of Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Aljomaih Minimum Price”). On August 9, 2022, the date of the execution of the Note Purchase Agreement, the closing price of the Common Stock was $1.93 and the average closing price of the Common Stock for the five trading days immediately preceding August 9, 2022 was $1.89. Although the initial conversion price for the Aljomaih Note exceeds the Aljomaih Minimum Price, as described above, the conversion price may be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock, resulting in the issuance of Common Stock of 20% of our outstanding shares of Common Stock at less than the Aljomaih Minimum Price.
Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock.
Until this Proposal 6 is approved by stockholders, Aljomaih may only convert its Aljomaih Note up to the Aljomaih Issuance Cap, representing 19.99% of the outstanding shares of Common Stock immediately prior to August 9, 2022, the date of the execution of the Note Purchase Agreement. Stockholder approval of this Proposal 6 will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(d) and 5635(b).
Our Board has determined that it would be advisable and in the best interest of the Company and our stockholders to enable Aljomaih to be repaid under the Aljomaih Note through the exercise of the Aljomaih’s conversion rights into Common Stock thereunder rather than in cash.
We cannot predict the price of the Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued under the Aljomaih Note or whether the applicable price for any such shares will be greater than the Aljomaih Minimum Price under the applicable Nasdaq rules.
Therefore, we are seeking stockholder approval under this Proposal 6 to issue shares of Common Stock in excess of the Aljomaih Issuance Cap, if necessary, to Aljomaih under the terms of the Aljomaih Note. The failure of our stockholders to approve this Proposal 6 will prevent us from selling, at less than the Minimum Price, shares of Common Stock to Aljomaih in excess of the Aljomaih Issuance Cap. As of the close of business on April 3, 2023, the price of the Common Stock was $0.57 per share.
Effect on Current Stockholders
Upon stockholder approval of this Proposal 6, the issuance of shares of Common Stock upon conversion of the Aljomaih Note will not be subject to the Aljomaih Issuance Cap and such issuance of shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in the Common Stock.
Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of the Aljomaih Note in order to maintain their proportionate ownership of Common Stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. Because the number of shares of Common Stock that may be issued to Aljomaih pursuant to the Aljomaih Note is determined based on the price of the Common Stock at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
For illustrative purposes only, the table below shows the number of Interest Shares that would be issuable to Aljomaih at maturity of the Aljomaih Note at various assumed 10-day VWAP values below $1.89 per share. This example is based on the original aggregate principal amount of $20.0 million, which would result in accrued and unpaid interest of $6.0 million at maturity. This example does not reflect the Reverse Stock Split.

Assumed 10-day VWAP	Interest Shares Issuable at Maturity
$1.75	3,431,703
$1.50	4,003,653
$1.25	4,804,384
$1.00	6,005,480
$0.75	8,007,306
$0.50	12,010,959
Consequences of Non-Approval
If this Proposal 6 is not approved by our stockholders at the Annual Meeting, any remaining outstanding balance of the Aljomaih Note after reaching the Aljomaih Issuance Cap must be repaid in cash. In such event, we may not have the resources to satisfy the Aljomaih Note at maturity or our satisfaction of the Aljomaih Note may materially impair our working capital. The inability to discharge such indebtedness may also materially adversely affect our ability to raise capital from third parties on attractive terms, if at all.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of April 3, 2023:

Name	Age	Position
Executive Officers
Dakota Semler	31	Chief Executive Officer, Chair of our Board of Directors
Giordano Sordoni	31	Chief Operating Officer, Director
Robert Ferber	54	Chief Technology Officer
Kingsley Afemikhe	39	Chief Financial Officer
Christen Romero	37	General Counsel and Secretary
Jose Castañeda	42	Vice President of Business Development
Biographical information for Messrs. Semler and Sordoni are included above with the director biographies under the caption “Proposal No. 1 Election of Directors.”
Dakota Semler. Mr. Semler has served as our Chief Executive Officer and the Chair of our Board of Directors since August 2021.
Giordano Sordoni. Mr. Sordoni has served as our Chief Operating Officer and a member of our Board since August 2021.
Robert Ferber. Mr. Ferber has served as our Chief Technology Officer since August 2021. Mr. Ferber served as Chief Technology Officer of Legacy Xos from April 2019 to August 2021. Prior to Xos, Mr. Ferber served in multiple roles at Virgin Hyperloop One, a transportation technology company, from November 2016 to November 2018, including Vice President, Chief Engineer. Mr. Ferber was Chief Technology Officer at KLD Energy Technologies, an electric vehicle propulsion company, from March 2009 to February 2016 and Chief Executive Officer of ElectronVault, a battery systems company, from January 2005 to April 2017. Mr. Ferber also served as Science Director at Tesla, an electric vehicle company, from September 2003 to November 2004. Prior to completing his B.S. at the California Institute of Technology, Mr. Ferber was directly admitted to the Ph.D. program at the California Institute of Technology, but later joined eToys, an Idealab company, as Chief Technical Officer prior to completion of his degree.
Kingsley Afemikhe. Mr. Afemikhe has served as our Chief Financial Officer since August 2021. Mr. Afemikhe served as Chief Financial Officer of Legacy Xos from July 2020 to August 2021. Prior to Xos, Mr. Afemikhe led Strategy and M&A at MET Group, an integrated energy company, with operations in infrastructure assets, energy sales, and commodity wholesale and trading from June 2017 to July 2019. Previously, Mr. Afemikhe was at UBS, an investment bank, from October 2007 to January 2017 where he served in a variety of positions before becoming Executive Director of EMEA Investment Banking, and prior to that worked at Deutsche Bank, an investment bank, in the same role. Mr. Afemikhe holds a Master of Engineering in Chemical Engineering with Business Management from the University of Birmingham and a Master of Science in Management for Experienced Leaders from the Stanford University Graduate School of Business (where he was a Robert Joss Scholar).
Christen Romero. Mr. Romero has served as our General Counsel and Secretary since August 2021. Mr. Romero served as Senior Commercial Counsel of Legacy Xos from December 2020 to July 2021. Prior to Xos, Mr. Romero was the Co-Founder, Lead Counsel and Director of Operations for Revolving Kitchen, a cloud kitchen lease and incubation concept, from April 2018 to July 2021. Previously, Mr. Romero was a corporate associate at Vinson & Elkins LLP from August 2014 to April 2018. Mr. Romero holds a Bachelor of Arts in Political Science from Louisiana State University and a Juris Doctor from Yale Law School.

Jose Castañeda. Mr. Castañeda has served as our Vice President of Business Development since August 2021. Mr. Castañeda served as Vice President of Business Development of Legacy Xos from April 2020 to August 2021. Mr. Castañeda has also served as an Advisor and Investor to Lane Capital since September 2021 and served as an Advisor and Investor to Build Capital Partners from September 2020 to August 2021. Prior to Xos, Mr. Castañeda served as the Vice President Sales and Marketing at VIAIR Corporation, a manufacturer of air compressors and accessories. From September 2017 to June 2018, Mr. Castañeda served as the GM North America Aftermarket & Global Performance of Honeywell. Mr. Castañeda also served in various roles at Cummins Inc. from June 2010 to September 2017, most recently as the Director of Marketing and Business Development. Mr. Castañeda holds a Bachelor of Arts in Political Science from Southern Methodist University and a Master of Business Administration from Thunderbird School of Global Management.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of April 3, 2023, by:
•each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•each of our current named executive officers and directors; and
•all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 169,829,056 shares of Common Stock issued and outstanding as of April 3, 2023 In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to stock awards held by that person that are issuable upon settlement of RSUs and all shares subject to options and/or Warrants, as applicable, held by the person that are currently exercisable or would be exercisable within 60 days of April 3, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Dakota Semler(2)	57,566,172	33.9%
Giordano Sordoni (3)	23,619,305	13.9%
Kingsley Afemikhe(4)	837,989	*
Anousheh Ansari(5)	193,881	*
Stuart Bernstein(6)	372,645	*
Burt Jordan(7)	166,476	*
Alice K. Jackson(8)	197,849	*
George N. Mattson(9)	7,556,396	4.4%
Ed Rapp(10)	846,185	*
All Directors and Executive Officers of the Company as a Group (twelve individuals)(11)	92,773,483	53.1%
Five Percent Holders:
Aljomaih Automotive Co.(12)	30,873,217	17.0%
Emerald Green Trust(13)	53,745,903	31.6%
YA II PN, Ltd.(14)	18,649,726	9.9%
____________
*Less than one percent.

(1) Unless otherwise noted, the business address of those listed in the table above is 3550 Tyburn Street, Los Angeles, California 90065.
(2) Consists of (i) 3,259,063 shares of Common Stock held directly by Mr. Semler; (ii) 53,745,903 shares of Common Stock held by Emerald Green Trust; (iii) 502,120 shares of Common Stock held by GenFleet, LLC; and (iv) 59,086 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023. Mr. Semler is deemed to beneficially own securities held by Emerald Green Trust and GenFleet, LLC by virtue of his shared control over such entities.
(3) Consists of 23,508,518 shares of Common Stock held by Mr. Sordoni; and 110,787 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(4) Consists of 271,536 shares of Common Stock held by Mr. Afemikhe; (ii) 474,131 shares of Common Stock issuable upon the exercise of Options within 60 days of April 3, 2023; and (iii) 92,322 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(5) Consists of 78,275 shares of Common Stock held by Ms. Ansari and 115,606 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(6) Consists of (i) 60,895 shares of Common Stock held directly by Mr. Bernstein; (ii) 124,013 shares of Common Stock held by Bernstein Investment Partners LLC, an entity of which Mr. Bernstein is a managing member; (iii) 137,735 shares of Common Stock that may be acquired by upon the settlement of outstanding RSUs within 60 days of April 3, 2023; and (iv) 50,002 Public Warrants held by Bernstein Investment Partners LLC.
(7) Consists of 50,870 shares of Common Stock held directly by Mr. Jordan and 115,606 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(8) Consists of 82,243 shares of Common Stock held directly by Ms. Jackson and 115,606 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(9) Consists of (i) 3,973,525 shares of Common Stock and 2,660,020 Public Warrants held by NGAC GNM Feeder LLC (“NGAC”), which Mr. Mattson may be deemed to beneficially own by virtue of his shared control over NGAC; (ii) 600,000 shares of Common Stock held by GNM ICBC LLC (“GNM”), which Mr. Mattson may be deemed to beneficially own by virtue of his shared control over GNM; (iii) 207,245 shares held directly by Mr. Mattson; and (iv) 115,606 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 2023.
(10) Consists of (i) 635,169 shares of Common Stock and 20,000 Public Warrants held by Edward Joseph Rapp TTEE U/A DTD 02/07/2005; (ii) 75,410 shares held directly by Mr. Rapp; and (iii) 115,606 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of April 3, 3023.
(11) Consists of (i) 87,814,161 shares of Common Stock beneficially owned by our current executive officers and directors, (ii) 1,052,257 shares of Common Stock issuable upon the exercise of Options held by within 60 days of April 3, 2023, (iii) 1,177,043 shares of Common Stock that may be acquired by upon the settlement of outstanding RSUs within 60 days of April 3, 2023, and (iv) 2,730,022 Public Warrants.
(12) Based solely on information obtained from a Schedule 13D/A filed with the SEC on November 16, 2022 on behalf of Aljomaih Automotive Co. (“Aljomaih”). Consists of (i) 19,301,251 shares held directly by Aljomaih and (ii) 11,571,966 shares that Aljomaih has the right to acquire upon conversion of the Aljomaih Note. Aljomaih is wholly owned by Aljomaih Holding Co. The board of directors of Aljomaih has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by Aljomaih. Mohammed Al-Abdullah Aljomaih, Mohammed Abdulaziz Aljomaih, Abdulrahman Abdulaziz Aljomaih, Hamad Abdulaziz Aljomaih are each a stockholder and a director of Aljomaih Holding Co. and may be deemed to beneficially own securities held by Aljomaih Automotive. The business address of the reporting person is P.O Box 224, Dammam Postal Code 31411, Saudi Arabia.
(13) Mr. Semler is deemed to beneficially own securities held by Emerald Green Trust by virtue of his shared control over Emerald Green Trust and thus such securities are included above for Mr. Semler’s ownership. The business address of the reporting person is 32111 Mulholland Hwy, Malibu, CA 90265.

(14) Based solely on information obtained from a Schedule 13G/A filed with the SEC on January 3, 3023 on behalf of Yorkville (“YA II”). YA II is beneficially owned by YA Global Investments II (U.S.), LP (the “YA Feeder”). Yorkville Advisors Global, LP (the “YA Advisor”) is the investment manager to YA II. Yorkville Advisors Global II, LLC (the “YA Advisor GP”) is the general partner to the YA Advisor. YAII GP, LP (the “YA GP”) is the general partner to the YA Feeder. YAII GP II, LLC (the “Yorkville GP”) is the general partner to the YA GP. Mark Angelo makes the investment decisions on behalf of YA II. Accordingly, each of YA II, YA Feeder, the YA Advisor, the YA Advisor GP, the YA GP, the Yorkville GP and Mark Angelo may be deemed affiliates and therefore may be deemed to beneficially own the same number of shares of Common Stock. The business address of the reporting person is 1012 Springfield Avenue, Mountainside, NJ 07092.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. We seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers the fiscal year ended December 31, 2022 were timely met, except four late Form 4 filings for Christen Romero, related to shares withheld to satisfy tax withholding obligations upon the vesting of RSU awards on March 10, 2022, June 10, 2022, September 10, 2022 and December 10, 2022, and four late Form 4 filings for Jose Castañeda, related to shares withheld to satisfy tax withholding obligations upon the vesting of RSU awards on March 10, 2022, June 10, 2022, September 10, 2022 and December 10, 2022.

EXECUTIVE COMPENSATION
The following disclosure concerns the compensation arrangements of our named executive officers for the fiscal years ended December 31, 2021 and 2022. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals.
We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders.
For the year ended December 31, 2022, Xos’ named executive officers were:
Dakota Semler — Chief Executive Officer
Giordano Sordoni — Chief Operating Officer
Kingsley Afemikhe — Chief Financial Officer
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2021 and 2022.

	Year	Salary ($)(1)		Stock Awards(2)		Non-equity incentive plan compensation ($)		All Other Compensation ($)		Total ($)
Dakota Semler Chief Executive Officer	2022	$336,187	(4)	$394,013	(5)	$60,000	(6)	$25,500	(7)	$815,700
	2021	75,000		—		—		—		75,000
Giordano Sordoni(3) Chief Operating Officer	2022	370,673		792,491	(8)	52,500	(6)	—		1,215,664
Kingsley Afemikhe(3) Chief Financial Officer	2022	348,846		670,042	(9)	52,500	(6)	—		1,071,388
(1) Salary amounts represent actual amounts paid during 2021 and 2022.
(2) Amounts reported represent the aggregate grant-date fair value of awards granted to our named executive officers during 2022 and 2021, computed in accordance with FASB ASC Topic 718 Compensation—Stock Compensation, or ASC 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in this prospectus. The amount does not reflect the actual economic value that may be realized by the named executive officer.
(3) Mr. Sordoni and Mr. Afemikhe were not NEOs for the year ended December 31, 2021.
(4) Mr. Semler elected to receive a portion of his 2022 salary in fully vested restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) in lieu of cash payment, as approved by our Board. $82,212 was paid in cash and 156,775 fully vested RSUs were issued to Mr. Semler on September 12, 2022.

(5) On August 3, 2022, Mr. Semler was granted 217,687 RSUs under the 2021 Plan, with a vesting commencement date of September 10, 2022. Twenty-five percent (25%) of the RSUs vested on the one-year anniversary of the vesting commencement date, and the remainder will vest ratably over the thirty-six months immediately thereafter, subject to continued service.
(6) See description of annual cash bonus program below.
(7) Mr. Semler’s use of Xos administrative support for personal matters in 2022.
(8) On March 9, 2022, Mr. Sordoni was granted 21,893 RSUs under the 2021 Plan, which vested immediately. On July 1, 2022, Mr. Sordoni was granted 408,163 RSUs under the 2021 Plan, with a vesting commencement date of April 10, 2022. Twenty-five percent (25%) of the RSUs vested on the one-year anniversary of the vesting commencement date, and the remainder will vest ratably over the thirty-six months immediately thereafter, subject to continued service.
(9) On March 9, 2022, Mr. Afemikhe was granted 21,893 RSUs under the 2021 Plan, which vested immediately. On July 1, 2022, Mr. Afemikhe was granted 340,136 RSUs under the 2021 Plan, with a vesting commencement date of April 10, 2022. Twenty-five percent (25%) of the RSUs vested on the one-year anniversary of the vesting commencement date, and the remainder will vest ratably over the thirty-six months immediately thereafter, subject to continued service.
This section provides a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table above. We have developed an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success.
Our policies with respect to the compensation of our executive officers are administered by our Board in consultation with the Compensation Committee. Our compensation policies are designed to provide for compensation that is sufficient to attract, motivate and retain our executives and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Base Salary
Base salary is generally set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performances.
Cash Bonuses
Discretionary Cash Bonuses
From time to time, our Board or the Compensation Committee, in its discretion, may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate.
Annual Cash Bonus Program
Under the 2021 Plan, the Compensation Committee has established an annual cash bonus program with performance goals in order to tie executive bonuses to Company performance. In determining the target awards for our executive under our annual cash bonus program for 2022, the Compensation Committee reviewed the executives’ job responsibilities, market data based on peer group benchmarking and internal equity.
The Compensation Committee selected the following three financial measures by which to assess 2022 performance for purposes of the awards under the annual cash bonus program: (i) Unit Deliveries; (ii) Revenue; and (iii) Free Cash Flow.

The table below shows the selected financial performance measures, their respective weightings, and their respective performance goals.

			Performance Goals
Performance Criteria	Weighting	Unit	Below Low	Low	Baseline	High
Unit Deliveries(1)	60%	#	<430	430	1,075	2,150
Revenue(2)	20%	USD (in millions)	<54.1	54.1	135.2	270.3
Free Cash Flow(3)	20%	USD (in millions)	<(314.7)	(314.7)	(224.8)	(168.6)
Payout as Percentage of Weighted Portion of Target Annual Bonus		%	—%	50%	100%	150%
(1) “Unit Deliveries” include deliveries of vehicles and powertrains.
(2) “Revenue” consists of product sales, inclusive of shipping and handling charges, net of estimates for customer allowances.
(3) “Free Cash Flow” (Operating Cash Flow less Capital Expenditures) is defined as net cash used in operating activities minus purchase of property and equipment.
The table below shows the achievement for each selected financial performance measures, their respective weightings, and the total percentage payout.

Performance Criteria	Unit	Achievement	Criteria Payout Percentage	Weighting	Total Payout Percentage
Unit Deliveries(1)	#	275	—%	60%	—%
Revenue(2)	USD (in millions)	36.4	—%	20%	—%
Free Cash Flow(3)	USD (in millions)	(142.10)	150%	20%	30%
The table below shows the (i) 2022 target annual bonus amount and (ii) 2022 actual payout for each of our NEOs under the annual cash bonus program:

	2022 Target Amount	Total Payout Percentage	2022 Actual Payout
Dakota Semler Chief Executive Officer	$200,000	30%	$60,000
Giordano Sordoni Chief Operating Officer	175,000	30%	52,500
Kingsley Afemikhe Chief Financial Officer	175,000	30%	52,500
Equity Awards
Prior to the completion of the Business Combination, Legacy Xos issued options to purchase Legacy Xos common stock to employees and nonemployees, including our named executive officers, under the Xos, Inc. 2018 Stock Plan (the “2018 Plan”). Following the Business Combination, we issued and plan to continue issuing RSUs to our employees and nonemployees, including our named executive officers, under the 2021 Plan. See our registration statement on Form S-1 that we filed with the SEC on September 14, 2021 for a description of the 2018 Plan and the 2021 Plan. Additionally, a significant portion of total compensation has traditionally been in the form of equity awards.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; employee assistance program; life planning, financial and legal resources; and worldwide emergency travel assistance. We do not maintain any executive-specific benefit or executive perquisite programs other than as provided in the agreements described in the section immediately below.

Other than the director and officer indemnity insurance coverage we maintain for our directors and officers, we do not maintain any executive-specific health and welfare benefit or perquisites.
Executive officers have access to an administrative assistant who, from time to time, may provide administrative support for personal matters of the executive officer, the benefit of which is based on the actual time spent and employment cost incurred.
Health and Welfare Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; life planning financial and legal resources; and worldwide emergency travel assistance.
Agreements with Xos Named Executive Officers
We currently maintain offer letter agreements with Dakota Semler, Giordano Sordoni, and Kingsley Afemikhe as summarized below.
Offer letter agreement with Dakota Semler
On September 6, 2016, Dakota Semler entered into an offer letter agreement with Legacy Xos to serve as Chief Executive Officer. Mr. Semler’s employment will continue until terminated in accordance with the terms of the offer letter agreement.
Offer letter agreement with Giordano Sordoni
On September 7, 2016, Giordano Sordoni entered into an offer letter agreement with Legacy Xos to serve as Director of Business Development. Mr. Sordoni’s employment will continue until terminated in accordance with the terms of the offer letter agreement. Mr. Sordoni was subsequently promoted to Chief Operating Officer .
Offer letter agreement with Kingsley Afemikhe
On July 10, 2020, Kingsley Afemikhe entered into an offer letter agreement with Legacy Xos to serve as Chief Financial Officer. Mr. Afemikhe’s employment will continue until terminated in accordance with the terms of the offer letter agreement.
Pursuant to Mr. Afemikhe’s offer letter, he is entitled to severance benefits in the event the Company terminated his employment without “Cause,” subject to Mr. Afemikhe having executed a general release of claims against the Company. Cause is defined as (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) material breach of any agreement between employee and the Company; (iii) material failure to comply with the Company’s written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) gross negligence or willful misconduct; (vi) continuing failure to perform assigned duties after receiving written notification of the failure from our Board; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested cooperation. If terminated without Cause, the Company will continue to pay Mr. Afemikhe his base salary for a period of months equal to (i) one month plus (ii) one month for each full year of service with the Company prior to termination, up to a maximum of three months total.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Dakota Semler	8/3/2022	—		—	—	—	217,687	(3)	95,782
Giordano Sordoni	7/11/2022	—		—	—	—	408,163	(3)	179,592
Kingsley Afemikhe	7/11/2022	—		—	—	—	340,136	(3)	149,660
	7/22/2020	344,822	(4)	431,029	0.015	7/21/2030	—		—
____________
(1) All of the option awards were granted with a per share exercise price equal to the fair market value of one share of Legacy Xos’ common stock on the date of grant, as determined in good faith by Legacy Xos’ board of directors.
(2) Market value reflects the number of RSUs multiplied by $0.44 per share, which was the closing price of the Common Stock on December 31, 2022.
(3) Twenty-five percent (25%) of the RSUs shall vest on the one-year anniversary of the vesting commencement date (April 10, 2022), and the remainder will vest ratably over the thirty-six months immediately thereafter, subject to continued service.
(4) Twenty-five percent (25%) of the options become exercisable on August 1, 2021 and thereafter one-forty-eighth of the shares subject to the option vest monthly, subject to continued service.

Director Compensation
On August 8, 2022, our Board adopted the Xos, Inc. Third Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Pursuant to this policy, each member of our Board who is not our employee receives the following equity compensation for his or her service as a member of our Board:
•Following each annual meeting of our stockholders if the non-employee director remains in service through the applicable grant date, an annual restricted stock unit award with a value equal to $200,000, which fully vests on the earlier of (i) the first anniversary of the applicable grant date and (ii) the day before the next annual meeting of our stockholders, following the applicable grant date, subject to the individual’s continued service through the vesting date (the “Annual Grant”).
If a change in control (as defined in the 2021 Plan) occurs, each non-employee director’s then-outstanding equity awards granted under the policy will vest in full immediately prior to the change in control so long as the non-employee director continues to provide service to us through such time.
Commencing on October 1, 2021, the lead independent director receives an annual cash retainer of $25,000 for his or her service in that role. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive annual cash retainers of $20,000, $10,000 and $10,000, respectively, for their respective committee service. The annual cash retainers are payable in equal quarterly installments in arrears on the last day of each fiscal quarter in which service occurred, prorated for any partial quarter of service.

In January 2022, the Compensation Committee approved a program pursuant to which non-employee directors may elect to receive their annual cash retainers and any other cash compensation they become entitled to receive for serving on our Board in the form of a fully vested restricted stock unit award(s) rather than in cash by executing a form of election and timely delivering the same to the Company.
Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Messrs. Semler and Sordoni do not receive additional compensation for their services as directors.
Under the Xos, Inc. Second Amended and Restated Non-Employee Director Compensation Policy, which was still in effect at the time Ms. Ansari and Ms. Jackson were appointed to our Board, each member of our Board who was not our employee was entitled to receive the following equity compensation for his or her service as a member of our Board in addition to the Annual Grant:
•For non-employee directors that joined our Board before December 31, 2021, an initial restricted stock unit award with a value equal to $270,000, which vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the individual’s continued service through each applicable vesting date (the “Initial Grant”); and
•For non-employee directors that joined our Board before December 31, 2021, a restricted stock unit award with a value equal to $150,000 for their partial service prior to our 2022 Annual Meeting, which fully vests on the earlier of (i) the first anniversary of the applicable grant date and (ii) the day before the next annual meeting of our stockholders, following the applicable grant date, subject to the individual’s continued service through the vesting date (the “2021 Pro-Rated Annual Grant”).
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2022:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)(3)		All Other Compensation ($)	Total ($)
Anousheh Ansari	—		320,883	(4)	—	320,883
Stuart Bernstein(5)	—		151,509		—	151,509
Alice K. Jackson	3,940	(6)	320,883	(4)	—	324,823
Burt Jordan	—		187,282		—	187,282
S. Sara Mathew(7)	8,560	(8)	187,282	(9)	—	195,842
George N. Mattson	35,000	(10)	187,282		—	222,282
Ed Rapp	20,000	(11)	187,282		—	207,282
____________
(1) Amounts reported represent the aggregate grant date fair value of the RSUs granted to our non-employee directors during 2022 under the 2021 Plan, in each case computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in this prospectus. This amount does not reflect the actual economic value that may be realized by the director.
(2) On September 12, 2022, pursuant to the Director Compensation Policy, Ms. Ansari, Ms. Jackson, Mr. Jordan, Ms. Mathew, Mr. Mattson and Mr. Rapp were each granted 115,606 RSUs as an Annual Grant. On November 10, 2022, pursuant to the Director Compensation Policy, Mr. Bernstein was granted 137,735 RSUs as an Annual Grant.

(3) The table below shows the aggregate number of shares of Common Stock subject to equity awards outstanding for each of our non-employee directors as of December 31, 2022:

Name	Stock Awards #
Anousheh Ansari	252,588
Stuart Bernstein	137,735
Alice K. Jackson	252,588
Burt Jordan	153,759
S. Sara Mathew	—
George N. Mattson	153,759
Ed Rapp	153,759
(4) On January 10, 2022, pursuant to the Director Compensation Policy, Ms. Ansari and Ms. Jackson were each granted (i) 88,060 RSUs as an Initial Grant, and (ii) 48,922 RSUs as a 2021 Pro-Rated Annual Grant.
(5) Mr. Bernstein was appointed to our Board effective October 20, 2022.
(6) Includes $2,500 of annual cash retainers, which the director elected to receive in fully vested RSUs under the 2021 Plan in lieu of cash payments, in accordance with the Director Compensation Policy described above.
(7) Ms. Mathew resigned from our Board effective October 20, 2022.
(8) Includes $8,600 of annual cash retainers, which the director elected to receive in fully vested RSUs under the 2021 Plan in lieu of cash payments, in accordance with the Director Compensation Policy described above.
(9) In connection with Ms. Mathew’s resignation, the vesting of 31,213 RSUs granted on September 12, 2022 was accelerated to vest immediately and 84,393 RSUs granted on September 12, 2022 were forfeited.
(10) Includes $35,000 of annual cash retainers, which the director elected to receive in fully vested RSUs under the 2021 Plan in lieu of cash payments, in accordance with the Director Compensation Policy described above.
(11) Includes $20,000 of annual cash retainers, which the director elected to receive in fully vested RSUs under the 2021 Plan in lieu of cash payments, in accordance with the Director Compensation Policy described above.

Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	11,880,723	(2)	$0.01653	18,513,886	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	11,880,723		$0.01653	18,513,886
(1) The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the 10,308,272 shares issuable upon vesting of outstanding RSU awards without any cash consideration payable for those shares.
(2) Consists of outstanding RSU awards under the 2021 Plan and 1,572,451 shares of Common Stock underlying Options previously granted under the 2018 Plan. The 2018 Plan was terminated in connection with the Business Combination and no additional awards may be granted under the 2018 Plan. Excludes purchase rights (if any) accruing under the Xos, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).
(3) As of December 31, 2022, 12,782,447 shares of Common Stock remained available for future issuance under the 2021 Plan, and 5,731,439 shares of Common Stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2021 Plan automatically increases on January 1st each year, through and including January 1, 2031 in an amount equal to 5% of the total number of shares of the Company’s outstanding on December 31st of the preceding year, or a lesser number of shares as determined by our Board of Directors prior to January 1st of a given year. On January 1, 2023, the number of shares available for issuance under the 2021 Plan automatically increased by 8,453,980 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2031, in an amount equal to the least of (i) 1.5% of the total number of shares of the Company’s outstanding on December 31st of the preceding calendar year, (ii) 6,000,000 shares of Common Stock, or (iii) a number of shares as determined by our Board of Directors prior to January 1st of a given year. On January 1, 2023, the number of shares available for issuance under the ESPP automatically increased by 2,536,194 shares.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
Our Board adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform the Audit Committee pursuant to this policy before such related person may engage in the transaction.
In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risk, cost and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction; and
•the availability of other sources for comparable services or products.
The Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Convertible Promissory Notes
On August 9, 2022, we entered into a Note Purchase Agreement with Aljomaih under which the Company agreed to sell and issue to Aljomaih a convertible promissory note in the principal amount of $20.0 million. On August 11, 2022, pursuant to the Note Purchase Agreement, we sold and issued to Aljomaih the Original Note. On September 28, 2022, we and Aljomaih agreed to amend and restate the Original Note to the Aljomaih Note to, among other things, adjust the calculation of the shares of Common Stock issuable as interest, as described further below.
The Aljomaih Note bears interest at a rate of 10.0% per annum, payable at maturity in Interest Shares, unless earlier converted or paid. If the 10-day VWAP ending on the trading day immediately prior to the applicable payment date is greater than or equal to the Aljomaih Minimum Price or we have received the requisite approval from our stockholders, the number of Interest Shares to be issued will be calculated based on the 10-day; otherwise, the number of Interest Shares to be issued will be based on the Aljomaih Minimum Price. The conversion price for the Aljomaih Note will initially be equal to $2.3817 per share, subject to adjustment in some events pursuant to the terms of the Aljomaih Note. We will have the right, in our sole discretion and exercisable at our election by sending notice of such exercise to Aljomaih, to irrevocably fix the method of settlement that will apply to all conversions of Aljomaih Notes. Methods of settlement include (i) physical settlement in shares of Common Stock, (ii) cash settlement determined by multiplying the principal being converted by the 10-day VWAP ending on the trading day immediately prior to the conversion date and dividing by the conversion price, or (iii) a combination of shares of Common Stock and cash.
The Aljomaih Note may not be converted into shares of Common Stock and Interest Shares may not be issued to the extent (i) such conversion or issuance would result in the investor having beneficial ownership of more than 19.99% of the then outstanding shares of Common Stock or (ii) the aggregate number of shares issued would exceed 33,199,327 shares of Common Stock.
The Aljomaih Note also includes an optional prepayment feature that provides us, on or after August 11, 2024, or as otherwise agreed to between us and Aljomaih in writing, the right to prepay the outstanding principal and accrued and unpaid interest, upon written notice not less than five trading days prior to exercise of the option, in full or in part and without penalty.
The Company has also agreed to grant Aljomaih a right to designate one individual for nomination (the “Designated Director”) to our Board, subject to the approval of the Company and our Board and satisfaction of certain conditions. The Designated Director will be designated for nomination as a Class I director and a member of our Board as soon as reasonably practicable and shall continue as a director of our Board until the earlier of the date that (i) Aljomaih first no longer owns at least 5% of the then outstanding shares of Common Stock, or (ii) is 30 days immediately prior to the next election of Class I directors (the “Director Right Termination Date”). The Designated Director will execute a written consent agreeing to resign no later than the Director Right Termination Date and upon the request of our Board in connection with a change of control. If the Designated Director ceases to serve as a member of our Board at any time prior to the Director Right Termination Date, then Aljomaih shall be permitted to nominate another individual as a Designated Director pursuant to the provisions set forth in Section 6(a) therein, provided that any such right to designate a replacement Designated Director shall terminate on the Director Right Termination Date or the date of resignation of a Designated Director due to a change of control.
In addition, the Company has agreed to give Aljomaih a right of first offer (“Right of First Offer”) with respect to any future distribution of products or services offered by the Company in Cooperation Council for the Arab States of the Gulf (Saudi Arabia, Bahrain, Kuwait, United Arab Emirates, Qatar and Oman), Jordan, Iraq, Syria, Lebanon, Egypt and Yemen. The Right of First Offer will terminate upon the earlier of (i) the first date Aljomaih no longer holds 5% of the Company’s then outstanding shares of Common Stock, or (ii) August 9, 2025.
Registration Rights Agreement
In connection with the Business Combination, Xos, NextGen Sponsor LLC (“NextGen Sponsor”) and certain other parties entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of Xos that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The A&R Registration Rights Agreement amends and restates that certain Registration Rights Agreement by and among NextGen, NextGen Sponsor and the other parties thereto, dated October 6, 2020 and entered into in connection with NextGen’s initial public offering and that certain Investor Rights Agreement by and among Legacy Xos and the other parties thereto, dated December 31, 2020. The A&R Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the A&R Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined therein).
Lock-Up Agreements
In connection with the Business Combination, certain stockholders, officers and directors of Legacy Xos entered into lock-up agreements pursuant to which they will be contractually restricted from selling or transferring any of (i) their shares of our Common Stock held immediately following the Closing Date of the Business Combination and (ii) any of their shares of our Common Stock that result from converting securities held immediately following the Closing Date (the “Lock-up Shares”. Such restrictions began on the Closing Date and ended on February 16, 2022.
Additionally, Messrs. Semler and Sordoni, our co-founders, agreed to additional lock-up restrictions beyond those described above. During the term beginning on February 16, 2022 and ending two years following the Closing Date, our co-founders are only permitted to sell their Lock-Up Shares via written trading plans in compliance with Rule 10b5-1 under the Exchange Act.
NextGen Sponsor entered into a letter agreement, dated October 6, 2020, by and among NextGen, NextGen Sponsor and the other parties thereto, pursuant to which NextGen Sponsor is subject to a lock-up ending on the earlier of (i) the date that is one year after the Closing Date and (ii) the date on which the last reported sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date. Such restrictions ended on August 20, 2022.

However, following the expiration of such lock-ups and the holders subject to lock-up agreements will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.
NextGen Related Transactions and Agreements
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of NextGen, NextGen Sponsor purchased 6,000,000 Private Placement Warrants at a price of $1.50 per warrant, or $9.0 million in the aggregate, in a private placement. On November 13, 2020, the underwriters partially exercised the over-allotment option and on November 17, 2020, simultaneously with the closing of the over-allotment, NextGen consummated the second closing of the private placement, resulting in the purchase of an aggregate of an additional 333,334 Private Placement Warrants by NextGen Sponsor, generating gross proceeds to the NextGen of $500,000. Each Private Placement Warrant entitles the holder to purchase one share of our Common Stock for $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was placed in the trust account of NextGen. The Private Placement Warrants may not be redeemed by us so long as they are held by NextGen Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than NextGen Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. NextGen Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.
The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants: (i) are not redeemable by NextGen, (ii) may be exercised for cash or on a cashless basis so long as they are held by NextGen Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the ordinary shares issuable upon the exercise of the Private Placement Warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the shares of our Common Stock issuable upon the exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the Closing Date.
Related Party Lease
In April 2018, Legacy Xos entered into a lease for Legacy Xos’ headquarters in North Hollywood, California, with Valley Industrial Properties, Inc., which is owned by The Sunseeker Trust who was a stockholder of Legacy Xos. The Sunseeker Trust is an irrevocable trust whose beneficiary is the mother of Dakota Semler, a Co-Founder, Chief Executive Officer and director of Legacy Xos. This lease term is three years commencing on April 1, 2018 and expired on April 1, 2021. The lease had a monthly fixed rent of $7,600 per month until December 2019 when it was increased to $11,740 per month in connection with an increase in the square footage leased and remained at $11,740 for the remainder of the term of the lease. The lease has continued on a month-to-month basis from April 1, 2021 to December 21, 2021 at a fixed monthly rent of $11,740.
Indemnification
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our executive officers and directors to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Xos stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Xos. Direct your written request to Xos, Inc., General Counsel, at 3550 Tyburn Street, Los Angeles, California 90065 or contact Christen Romero, General Counsel, at (818) 316-1890. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of our Board of Directors

Christen Romero
General Counsel and Secretary
, 2023
A copy of the Company’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: General Counsel, Xos, Inc., 3550 Tyburn Street, Los Angeles, California 90065.

APPENDIX A
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
XOS, INC.
Xos, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of the corporation is Xos, Inc., and the date on which the Certificate of Incorporation of this corporation (the “Certificate of Incorporation”) was originally filed with the Secretary of State of the State of Delaware was August 19, 2021, under the original name Xos, Inc.
SECOND: Article IV, Paragraph A of the Certificate of Incorporation of the Corporation is amended and restated as follows:
A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 1,010,000,000 shares. 1,000,000,000 shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). 10,000,000 shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).
Effective as of 5:00 pm Eastern time, on the date this Certificate of Amendment to this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen, seventeen, eighteen, nineteen, twenty, twenty-one, twenty-two, twenty-three, twenty-four, twenty-five, twenty-six, twenty-seven, twenty-eight, twenty-nine or thirty]1 shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding shall be combined into one share of Common Stock, par value $0.0001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Stock Market on the date this Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.
THIRD: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL.
[Signature Page Follows]
1 The stockholders are requested to adopt twenty-one separate amendments to the Certificate of Incorporation. These amendments approve the combination of any whole number of shares of the Corporation’s Common Stock between and including ten (10) and thirty (30) into one (1) share of the Corporation’s Common. By approving Proposal No. 3, stockholders are approving each of the twenty-one amendments proposed by the Corporation’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Corporation’s Board of Directors to be in the best interests of the Corporation and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.
A-1

IN WITNESS WHEREOF, Xos, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of               , 2023.

XOS, INC.

By:    ____________________
    Name: Dakota Semler
    Title: Chief Executive Officer
A-2

XOS, INC.
3550 TYBURN ST.
LOS ANGELES, CA 90065

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Time on May 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XOS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Time on May 30, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10154-P90072

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOS, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alice Jackson
02) George Mattson
03) Giordano Sordoni

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Grant Thornton LLP as independent registered public accounting firm of Xos, Inc. for its fiscal year ending December 31, 2023.	☐	☐	☐
3. Approval of an amendment to Xos, Inc.'s certificate of incorporation to effect a reverse stock split of Xos, Inc.'s issued and outstanding common stock.	☐	☐	☐
4. Approval of the issuance of 20% or more of Xos, Inc.'s issued and outstanding common stock as of March 23, 2022, pursuant to the Standby Equity Purchase Agreement with YA II PN, Ltd.	☐	☐	☐
5. Approval of the issuance of 20% or more of Xos, Inc.'s issued and outstanding common stock as of August 9, 2022, pursuant to the Convertible Debentures with YA II PN, Ltd.	☐	☐	☐
6. Approval of the issuance of 20% or more of Xos, Inc.'s issued and outstanding common stock to Aljomaih Automotive Co.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V10155-P90072

Xos, Inc.
Annual Meeting of Stockholders
May 31, 2023 11:00 AM PDT
This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) Dakota Semler and Christen Romero, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Xos, Inc. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, PDT on May 31, 2023, at www.virtualshareholdermeeting.com/XOS2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side